Exhibit 99.1

JONES ENERGY, INC. ANNOUNCES NEW INDEPENDENT AUDITORS

Austin, TX — July 2, 2018 — Jones Energy, Inc. (NYSE: JONE) (“Jones Energy” or “the Company”) today announced that the Audit Committee of the Company’s Board of Directors selected Grant Thornton LLP to serve as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2018.

Mr. Robert Brooks, Executive Vice President and Chief Financial Officer, commented, “We chose Grant Thornton for their comprehensive oil and gas experience and we are confident they can provide ample resources to ensure reliable and consistent service in the years to come. We look forward to working with their dedicated team of industry professionals.”

About Jones Energy

Jones Energy, Inc. is an independent oil and natural gas company engaged in the exploration, development and acquisition of oil and natural gas properties in the Anadarko basin of Oklahoma and Texas. Additional information about Jones Energy may be found on the Company’s website at: www.jonesenergy.com.

Investor Contact:

Page Portas, 512-493-4834

Investor Relations Associate

Or

Robert Brooks, 512-328-2953

Executive Vice President & CFO

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  Without limiting the generality of the foregoing, such forward-looking statements include statements regarding the resources and services of the Company’s chosen independent registered public accounting firm. These statements are based on certain assumptions made by the Company and Issuers based on management’s experience and perception of historical trends, current economic and market conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and Issuers, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company and Issuers undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.